Exhibit 99.(j)

Consent of Independent Registered Public Accounting firm

The Board of Trustees and Shareholders of The Reserve Fund:

We consent to the reference to our firm under the heading “Independent Registered Public Accounting Firm” included in this statement of additional information.

July 29, 2008